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                                                                Exhibit 8(c)
                                              SUB-CUSTODIAN AGREEMENT

         AGREEMENT made this 8th day of January, 1998, between BOSTON SAFE DEPOSIT AND TRUST COMPANY, a Massachusetts trust company having its principal office at One Boston Place, Boston, Massachusetts 02108 (hereinafter referred to as "Custodian"), NATIONAL FINANCIAL SERVICES CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts having its principal office at _______________________________________ (hereinafter referred to as "Sub-Custodian"), and KOBREN INSIGHT FUNDS, a business trust organized under the laws of Massachusetts having its principal office at 20 William Street, Wellesley Hills, Massachusetts 02181 acting for the account of its ________________ Fund (hereinafter referred to as the "Fund").

         WHEREAS, Custodian pursuant to the direction of the Fund, wishes to establish an account in the name of the Fund with Sub-Custodian, a member of a national securities exchange for the purpose of effecting various securities transactions, including, but not limited to, transactions in the shares of mutual funds acquired for and held in the Fund's portfolio, on behalf of the Fund; and

         WHEREAS, Sub-Custodian agrees to establish such account in its capacity as a custodian and to hold and maintain all property in an account in accordance with the terms and conditions herein set forth; and

         WHEREAS, Custodian, Sub-Custodian and the Fund wish to set forth the terms of their agreement (the "Agreement") concerning the custody of assets to be held by Sub-Custodian.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Fund, and Custodian, at the direction of the Fund, hereby appoints SubCustodian to hold, acquire, transfer, or otherwise care for certain property held by the Fund.

         2. Sub-Custodian shall establish a custody account in the Fund's name or as otherwise directed by the Fund or Custodian (hereinafter referred to as the "Sub-Custody Account") in which shall be held mutual fund shares or other securities acceptable to Sub-Custodian as may be purchased through or transferred to the Sub-Custody Account from time to time by or on the order of Custodian, pursuant to the direction of the Fund, and all monies and other property received as income or from the maturity, redemption, sale or other disposition of property held therein. The property in the Sub-Custody Account shall be held in custody of Sub-Custodian or an agent thereof (hereinafter referred to as a "Sub-Custodial Agent") and Sub-Custodian and any Sub-Custodial Agent shall exercise reasonable care in holding, maintaining, servicing and disposing of property under this Agreement, and in fulfilling any other obligations hereunder. Sub-Custodian and any Sub-Custodial Agent shall maintain the indicia of ownership of all assets held in the Sub-Custody Account within the jurisdiction of the district courts of the United States as if Fund were subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, except to the extent authorized under the U.S. Department of Labor Regulations Section 2550.404b-1.

         3. The ownership of the property in the Sub-Custody Account, whether such property is held by Sub-Custodian, a Sub-Custodial Agent, or a Securities Depository (as defined below), shall be clearly recorded on Sub-Custodian's books as belonging to the Fund or the Custodian on behalf of Fund and not for Custodian's own interest. To the extent that property of the Fund is physically held by Sub-Custodian, such property shall be held in accordance with general practices and applicable laws, including the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder. In addition,
Sub-Custodian shall maintain such records as may be necessary to identify the property hereunder as belonging to the Fund.

         4. Securities which are ordinarily held in registered form may be registered in SubCustodian's name, the name of Sub-Custodian's nominee, or the name of a Sub-Custodial Agent's nominee.

         5. Sub-Custodian and any Sub-Custodial Agent are authorized to exchange certificates of stock when the stated or par value is revised by the issuer thereof/any corporation.

         6. Sub-Custodian and any Sub-Custodial Agent are authorized to deliver any instrument or document necessary to register the securities in the Sub-Custody Account to obtain payment of income therefor and to complete any sales or deliveries of them.

         7. The Fund or its duly authorized agents shall have exclusive authority over and responsibility for the investment management of the property in the Sub-Custody Account. SubCustodian shall comply with and carry out instructions from the Fund or its duly authorized agents directing Sub-Custodian to make settlement with brokers or other persons designated by the Fund to effect transactions in securities or other property in the Sub-Custody Account. SubCustodian shall have full authority to do whatever it reasonably deems necessary in order to effect such instructions.

         8. Sub-Custodian shall have the following additional duties and responsibilities with respect to the property in the Sub-Custody Account:

                  a. Effect any and all securities transactions, including, without limitation, short sales and options transactions, and settle all purchases, sales and other transactions as instructed by the Fund or Custodian;

                  b. Send to Custodian and to the Fund a statement of all receipts and disbursements, including a list of assets, cash balance and income, at fair market value as of the date each month on which Sub-Custodian normally prepares account statements and at such additional times, no more frequently than daily, as may be specified by the Custodian or the Fund, which statements shall be subject to reconciliation with the Fund in accordance with subsection
(h) below;

                  c. Collect all dividends, interest, and distributions received by Sub-Custodian and credit any such amounts to the Sub-Custody Account, provided that neither Sub-Custodian nor Custodian shall be responsible for the failure to receive payment of (or late payments of) distributions with respect to securities or other property held in the Sub-Custody Account;

                  d. Pay or cause to be paid from the Sub-Custody Account any and all taxes and levies in the nature of taxes imposed on the property held by Sub-Custodian in such account by any governmental authority, and, to cooperate in obtaining all tax exemptions, privileges or other benefits, including reclaiming and recovering any withholding tax, relating to property held by Sub-Custodian and to execute any declarations, affidavits, or certificates of ownership which may be necessary in connection therewith;

                  e. Attend to, as directed by the Fund, capital changes information and corporate actions affecting securities held in the Sub-Custody Account, including but not limited to, securities called for redemption, the expiration of conversion privileges, the organization of protective committees, subscription or conversion rights, and mergers, consolidations, reorganizations, recapitalizations or similar proceedings, as well as dividend, interest and other income payments;

                  f. Notify the Fund or its duly authorized agents of capital changes information and corporate actions affecting securities held in the Sub-Custody Account of which Sub-Custodian receives notice, including but not limited to, securities called for redemption, the expiration of conversion
privileges,   the  organization  of  protective   committees,   subscription  or
conversion rights, and mergers, consolidations, reorganizations, recapitalizations or similar proceedings;

                  g. As directed by the Fund or its duly authorized agents, exercise rights or take other specific action (including action relative to legal proceedings) relative to securities or other property in the Sub-Custody Account and advise Custodian promptly after taking such action; and

                  h. Review account statements with the Fund or its duly authorized agents monthly or at such greater frequency as Fund (or Custodian upon Fund's direction) may reasonably request and take appropriate action to reconcile all differences.

         9. Additional details concerning the operational arrangements necessary for the effective management of the Sub-Custody Account's investment may be set forth in written agreements among Sub-Custodian, the Fund and, as necessary, Custodian. A copy of any agreement between Sub-Custodian and the Fund shall be furnished to Custodian. No such agreement may increase the liability or obligations of Custodian without its consent. Under no circumstances shall the Custodian or Sub-Custodian be liable to any party for any indirect, consequential or special damages with respect to its role as Custodian or Sub-Custodian.

         10. Sub-Custodian shall make distributions from the Sub-Custody Account only at the direction of the Fund or its duly authorized agents, or, in the event of termination or resignation of the Sub-Custodian at the direction of Custodian, as directed by the Fund, as promptly as possible following receipt of such direction. Directions from Custodian must be in writing, and be executed by Custodian or a party authorized by Custodian to sign instructions to Sub-Custodian. Sub-Custodian has the right to require an authorization to meet its satisfaction as to form, content and authenticity. Fund will comply with all applicable provisions of Rule 17f-1 under the Investment Company Act of 1940, including the following requirements:

                  a. Sub-Custodian will have no power or authority to assign, hypothecate, pledge or otherwise dispose of any Fund assets held in the Sub-Custody Account, except in accordance with the direction of the Fund or its authorized agent and only for the account of the Fund. Fund assets held in the Sub-Custody Account will be subject to no lien or charge of any kind in favor of Sub-Custodian or any person claiming through Sub-Custodian.

                  b. Fund assets held in the Sub-Custody Account will be verified by actual examination at the end of each annual and semi-annual fiscal period by an independent public accountant retained by the Fund, and will be examined by such accountant at least one other time, chosen by the accountant, during each fiscal year of the Fund, at Fund's expense. Promptly after each such examination, the Fund will file with the Securities and Exchange Commission ("SEC") a completed Form N-17f-1, accompanied by a certificate of such accountant stating that an examination of Fund assets held in the Sub-Custody Account has been made and describing the nature and extent of the examination.

                  c. Fund assets held in the Sub-Custody Account will at all times be subject to inspection by the SEC through its employees or agents. The Fund will transmit a copy of this Agreement to the SEC promptly after its execution.

                  d. This Agreement will not become effective until it is approved by a majority of the Fund's board of trustees. This Agreement must be approved by a majority of the Fund's board at least annually.

                  e. Sub-Custodian agrees to cooperate with Fund or Custodian, as the case may be, in furtherance of Fund's obligations under Rule 17f-1.

         11. Sub-Custodian may at any time or times employ (and may at any time remove) one or more banks or trust companies or one or more Securities Depositories (as defined below) to serve as Sub-Custodial Agent hereunder with respect to the Sub-Custody Account subject to prior written approval of the Fund.

         Such Sub-Custodial Agent is understood to be the agent of the Fund and not the agent of Custodian or Sub-Custodian. Sub-Custodian shall not be responsible to the Custodian or the Fund, for any loss or damage from the Fund's use of such Sub-Custodial Agent. Notwithstanding the foregoing, however, the Custodian shall not be responsible or liable for any losses or damages suffered by the Fund whatsoever.

         As used herein, the term "Securities Depository" shall mean Depository Trust Company, and such other book-entry systems used for the central handling of securities as the Fund's board may approve (which may include systems where all securities of a particular class or series of any issuer are treated as fungible) where securities deposited within such system may be transferred by bookkeeping entry without physical delivery of the securities.

         12. Sub-Custodian's rights, powers and duties and Custodian's rights, powers and duties under this Agreement shall be limited to those specifically listed above unless and until hereafter changed by means of a written agreement between Custodian, Sub-Custodian, and the Fund. Neither the Sub-Custodian nor the Custodian shall be under any duty to question any direction of the Fund with respect to the portion of the Sub-Custody Account over which such Fund has authority, to review any property held in the Sub-Custody Account, to make any suggestions with respect to the investment and reinvestment of the assets in the Sub-Custody Account or to evaluate or question the performance of the Fund.
Neither the Sub-Custodian nor the Custodian shall be responsible or liable for any diminution of value of any securities or other property held by the Custodian or Sub-Custodian.

         13. Sub-Custodian will supply Custodian with such statements regarding the SubCustody Account as Custodian may reasonably request in the ordinary course of Sub-Custodian's business.

         14. Neither Sub-Custodian nor Custodian shall be liable for any losses, costs, damages, liabilities or expenses suffered by or incurred by Fund as a result of any transaction executed hereunder, or any other action taken or not taken by Sub-Custodian or Custodian hereunder for the Fund's account at the direction, of the Fund, its agent or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Sub-Custodian's own, or Custodian's own, as the case may be, bad faith or negligence. If Custodian shall cease to act as custodian to Fund, its obligations hereunder shall end, and the Fund shall ensure that any assets then held in the account shall continue to be held in accordance with the terms hereof by a substitute custodian reasonably satisfactory to Sub-Custodian and the Fund. Neither the Custodian nor Sub-Custodian shall be responsible or liable for any losses resulting from nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the property in the account; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God, or any other similar or third party event.
This Section shall survive the termination of this Agreement.

         Sub-Custodian hereby agrees to indemnify and hold Custodian and Fund harmless from and against any claims, liabilities, costs, damages or expenses (including reasonable attorney's fees) ("Damages") the Custodian and/or the Fund may incur or pay out by reason of the negligence or willful misconduct or the part of Sub-Custodian with respect to its duties hereunder. The right to such indemnification shall remain in full force and effect after termination of this Agreement.

         Sub-Custodian may act in accordance with written or oral instructions from the Fund or other duly authorized agents, and Sub-Custodian shall be fully protected in acting in accordance therewith or for failing to act in the absence thereof. The Fund and Custodian shall certify to Sub-Custodian the names and specimen signatures of persons authorized to act hereunder. For purposes of liquidating the Sub-Custody Account, written directions to Sub-Custodian from the Fund or Custodian shall be signed by an officer (or partner) of the Fund or Custodian, as the case may be, or by a person specifically designated to act for the Fund or Custodian, as the case may be, by an officer (or partner) thereof. Communications to the Sub-Custodian shall be sent to its offices at
_________________________ or to such other address as Sub-Custodian shall specify, and such communications shall be binding upon Sub-Custodian when received by it. Notwithstanding anything herein to the contrary, Sub-Custodian shall be fully protected in acting in accordance with directions with respect to securities transactions (including without limitation the affirmation and/or confirmation of such transactions) received by it through a system or arrangement for the coordination of securities transaction settlements operated by Depository Trust Company or by any central securities depository, securities clearing organization or book entry system which serves to link investment managers, securities brokers and custodian banks, to the same extent as if the directions were in writing.

         The duties of Sub-Custodian shall only be those specifically undertaken pursuant to this Agreement, and Sub-Custodian shall not be responsible for an act or omission of another person in carrying out any responsibility imposed upon such person with respect to the property held under this Agreement whether such responsibility is allocated to such other person by this Agreement or pursuant to a procedure established in this Agreement or otherwise. Sub-Custodian shall discharge its duties under this Agreement with the care, skill and diligence that it would devote to its own property. Sub-Custodian is not a fiduciary with respect to the Fund.

         15. Unless otherwise specified in this Agreement, all notices and communications with respect to matters contemplated by this Agreement shall be in writing, and delivered by mail, postage prepaid, or confirmed telex, to the following addresses (or to such other addresses as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

To Sub-Custodian:


                                    Attn:

To Custodian:                       Boston Safe Deposit and Trust Company
                                    Client Services Center
                                    One Cabot Road, AIM:  028-003L
                                    Medford, MA  02155-5160
                                    Attn:  Chris Healy


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To Fund:


                                    Attn:


         16. Sub-Custodian shall be entitled to reasonable compensation for its services under this Agreement in accordance with a fee schedule agreed upon by Fund, and Sub-Custodian. The fee schedule may be modified from time to time by mutual agreement. Sub-Custodian shall also be entitled to reimbursement for the reasonable expenses incurred by it in the discharge of its duties under this Agreement.

         17. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted assigns. This Agreement may not be assigned by either party without prior written consent of the other parties except for an assignment and delegation of all the Sub-Custodian's rights and obligations hereunder in whatever form the Sub-Custodian determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the Sub-Custodian's assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, the Sub-Custodian shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption. This Agreement shall bind any successor in interest of the parties hereto

         18. This Agreement will be construed in accordance with applicable federal law and the laws of the Commonwealth of Massachusetts.

         19. This Agreement may be modified by written agreement of the Sub-Custodian and the Fund; provided that no such modification may increase Custodian's liability or responsibility or affect any other party's obligations to Custodian without Custodian's written consent. This Agreement may be terminated at any time upon thirty (30) days' written notice by Sub-Custodian to Custodian and the Fund or by Custodian to Sub-Custodian and the Fund, which thirty (30) days' written notice requirement may be waived by mutual consent, in either of which events the assets then in the Sub-Custody Account shall be disposed of as and in such time as the Fund or, upon direction of the Fund, Custodian, shall direct. Notwithstanding the foregoing, this Agreement shall remain in full force and effect so long as there are any open or unsettled positions in the Sub-Custody Account or funds owing to Sub-Custodian.

         20. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         21. Limitation on Liability. The obligations of each series of the Fund under this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually, but are binding only upon that series and its assets. No series of the Fund will be liable for the obligations of any other series under this Agreement.

                                            [INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 8th day of January, 1998.

                   BOSTON SAFE DEPOSIT AND TRUST COMPANY,
                                            as Custodian

                                            By:      /s/Christopher Healy
                                            Title:   Vice President

                   NATIONAL FINANCIAL SERVICES CORPORATION, as Sub-Custodian

                                            By:      /s/ Glen Peterson
                                            Title:   Senior Vice President

           KOBREN INSIGHT FUNDS, for the account of its ________________ Fund, as Fund

                                            By:      /s/ Eric M. Kobren
                                            Title:   President